Exhibit 1

RIGHTS AGREEMENT

This Rights Agreement dated as of December    , 2004 is entered into by and among Boston Restaurant Associates, Inc., a Delaware corporation (the “Company”), and the persons or entities listed on Exhibit A hereto (individually, an “Investor,” and collectively, the “Investors”).

RECITALS

WHEREAS, each of the Investors is a party to a Subscription Agreement between such Investor and the Company (the “Subscription Agreement”) providing, inter alia, for the purchase by such Investor of shares of the Company’s Series A Participating Preferred Stock (the “Shares”); and

WHEREAS, among the conditions to the consummation of the transactions contemplated by the Subscription Agreement is the execution and delivery of a Rights Agreement providing certain registration and pre-emptive rights for such Investors; and

WHEREAS, each of the parties hereto desires to set forth in a single document the registration, pre-emptive and certain other rights of the Investors;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration the Company and each Investor, severally and not jointly, hereby agree as follows:

Section 1.              Certain Definitions.

As used in this Agreement, the following terms shall have the indicated meanings:

“Charter” means the Company’s Certificate of Incorporation, as amended.

“Common Stock” means (a) the Company’s Common Stock, $0.01 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company’s Charter, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote may have been suspended by the happening of a contingency), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Company Indemnified Person” means the Company, its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Securities so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Excluded Registration” means a registration under the Securities Act covering shares issued or issuable solely (i) in connection with an acquisition of another entity or business or (ii) upon the exercise of stock options or  pursuant to employee benefit plans, including registration statements on Form S-4, S-8 or any successor form.

“Holder” has the meaning specified in Section 15.

“Holder Indemnified Person” means the Holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act.

“Liabilities” means for purpose of Sections 6 and 7  hereof any claims, damages, losses, liabilities or expenses.

“Lock-Up Agreement” means an agreement by a Holder not to sell, assign, donate, pledge, encumber, hypothecate, grant an option to, or otherwise transfer or dispose of, whether in privately negotiated or open market transactions, any Common Stock or other securities of the Company hold by its during the specified period following the effective date of a registration statement.

“Material Adverse Effect” means (a) a material adverse effect on the results of operations, business or financial condition of the Company, or (b) any material limitation upon the ability of the Company to perform its obligations under, or upon the legality, validity or enforceability of, this Agreement.

“Persons” means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Registrable Securities” means the shares of Common Stock issued and issuable upon conversion of the Shares; provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to a registration statement under the Securities Act, eligibility for sale under Section 4(1) of the Securities Act or Rule 144 promulgated under the Securities Act, or any sale, transfer or assignment in any manner to any Person who, by virtue of Section 15 hereof, is not entitled to the rights provided by this Agreement.

“Registration Statement” means a registration statement filed under the Securities Act pursuant to this Agreement.

“SEC” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Securities Act” means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Short Form Registration” means the registration of Registrable Securities under the Securities Act which can be effected on Form S-3 or any similar form promulgated by the SEC which permits registration using extensive incorporation by reference.

Section 2.              Demand Registrations.

(a)           If one or more Holders of at least 60% of the Registrable Securities shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale at least 50% of the Registrable Securities, the Company will so notify all Holders of Registrable Securities, including all Holders who have a right to acquire Registrable Securities.  Upon written request of any Holder given within 10 days after the receipt by such Holder from the Company of such notification, the Company will use commercially reasonable efforts to cause such of the Registrable Securities as may be requested by any Holder thereof (including the Holder or Holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible provided, however, that the estimated market value of Registrable Securities to be sold in any registration made pursuant to this Section 2 shall be at least $500,000.  The Company shall not be required to effect more than one registration pursuant to this Section 2.  If the Company determines to include shares to be sold by it in any Registration Statement requested pursuant to this Section 2, such Registration Statement shall be deemed to have been a registration under Section 3 of this Agreement, and not a registration under this Section 2, unless the Holders of Registrable Securities are able to include in such Registration Statement all of the Registrable Securities initially requested for inclusion in such Registration Statement.

(b)           If, prior to the time of any request by Holders of Registrable Securities pursuant to this Section 2, the Company has publicly announced its intention to register any of its securities for a public offering under the Securities Act, no registration of Registrable Securities shall be initiated pursuant to this Section 2 until 180 days after the effective date of the registration so announced, unless the Company is no longer proceeding diligently to effect such registration.

(c)           The Company may include in each such Registration Statement any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Company and the Holders may include in each such Registration Statement shares of Common Stock held by such Holders; provided, however, that any such shares of Common Stock to be offered by the Company shall not be included to the extent that the managing underwriter of the offering (if the offering is underwritten) or the Holders of a majority of the Registrable Securities who requested the registration (if the offering is not underwritten), determine(s) in good faith that the inclusion of such Company shares will interfere with the successful marketing of the Registrable Securities to be included in the Registration Statement.  If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the securities to be excluded shall be determined in the following order of priority:  (i) securities other than the Registrable Securities held by the Holders, (ii) securities held by any Person (other than the Holder) having a contractual, incidental “piggy back” right to include such securities in a Registration Statement, (iii) securities offered on behalf of the Company, (iv) Registrable Securities of Holders who did not make the original request for registration and, if necessary, (v) Registrable Securities of Holders who requested such registration pursuant to Section 2.  If there is a reduction of the number of Registrable Securities pursuant to clauses (iv) or (v), such reduction shall be made on a pro rata basis (based upon the aggregate number of Registrable Securities held by such Holders).

(d)           The Company shall not be obligated to register, pursuant to this Section 2, the Registrable Securities of any Holder who fails promptly to provide the Company such information as the Company may reasonably request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation of the registration statement.

Section 3.              “Piggy-Back” Registrations.

(a)           In addition to its rights under Section 2 hereof, if at any time the Company shall determine to register any of its securities under the Securities Act including pursuant to a demand of any stockholder of the Company exercising registration rights, other than an Excluded Registration, it shall send to each Holder of Registrable Securities, including each Holder who has the right to acquire Registrable Securities, written notice of such determination.  If within 10 days after receipt of such notice, such Holder shall so request in writing, the Company will, subject to the limits of this Section 3, use commercially reasonable efforts to include in the Registration Statement all or any part of the Registrable Securities the Holder requests to be registered therein.

(b)           If the offering under this Section involves an underwriting of Common Stock to be issued by the Company and the managing underwriter imposes a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental (“piggy back”) right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right, then the Company shall be obligated to include in such registration statement only the amount as determined in good faith by the managing underwriters.

(c)           If a Holder of Registrable Securities requests inclusion of such shares in a Registration Statement under this Section, the Holder shall agree to participate in any arrangements (including underwriting or selected dealer arrangements) established by the Company or the other parties which initiated the registration in which the Holders are participating.

Section 4.              Short-Form Registration.

(a)           In addition to the rights provided the Holder of Registrable Securities in Sections 2 and 3 above, at such time as the Company is eligible for Short Form Registration for resales by stockholders, the Company will so notify each Holder of Registrable Securities, including each Holder who has a right to acquire Registrable Securities.  Thereafter, upon the request of one or more Holders, the Company will use commercially reasonable efforts to effect qualification and registration under the Securities Act on said Short Form Registration of all or such portion of the Registrable Securities as the Holder or Holders shall specify.  The Company shall give notice to all other Holders of the Registrable Securities of the request for registration and such other Holders shall have 10 days within which time to notify the Company of their election to participate in such Registration Statement.

(b)           Notwithstanding paragraph (a) above, the Company shall not be obligated to effect any registration unless the market value of the Registrable Securities to be sold in any such Registration Statement shall be estimated to be at least $500,000 at the time of filing such Registration Statement.  The Company shall not be required to effect more than one registrations pursuant to this Section 4 in any 12-month period.

(c)           The obligations of the Company under  this Section shall terminate after the Company has effected two registrations under this Section.

Section 5.              Registration Procedures.

If and whenever the Company is required by the provisions of this Agreement to effect the registration of Registrable Securities under the Securities Act, the Company will:

(a)           promptly prepare and file with the SEC a Registration Statement with respect to such securities, and use commercially reasonable efforts to cause such Registration Statement to become effective;

(b)           maintain the effectiveness of the Registration Statement (i) for up to six months for any Registration Statement pursuant to which any of the Registrable Securities are being offered exclusively, and (ii) for up to 90 days for any Registration Statement pursuant to which shares of Common Stock are being offered for the account of the Company along with any of the Registrable Securities; provided, however, that this obligation may be suspended to the extent provided in Section 12 hereof.

(c)           provide each Holder of Registrable Securities and any underwriter with as many copies of the preliminary and final prospectus as it may reasonably request for the period effectiveness is required to be maintained under paragraph (b) above;

(d)           prepare and promptly file with the SEC such amendment or supplement to such Registration Statement or prospectus as may be necessary to maintain effectiveness for the period under paragraph (b) or to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(e)           promptly notify each selling Holder of Registrable Securities, such selling Holder’s counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading or otherwise fails to comply with the requirements of the Securities Act and the regulations thereunder; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)            notify each Holder participating in such registration, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(g)           notify each Holder promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(h)           advise each such Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(i)            furnish to each selling Holder a copy of all documents filed and all correspondence from or to the SEC in connection with any such offering of securities;

(j)            use commercially reasonable efforts to register or qualify the Registrable Securities covered by said Registration Statement under the applicable securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject; and

(k)           otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

Section 6.              Further Obligations of the Parties.

(a)           Whenever under the preceding sections of this Agreement, the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:

(i)            Upon three days’ prior written notice and at reasonable times during normal business hours and without undue interruption of the Company’s business or operations, permit each selling Holder or his counsel or other representatives to inspect and copy such corporate documents, records and properties as may reasonably be requested by them to enable them to exercise their due diligence responsibilities, and cause the Company’s officers and agents to supply any information reasonably requested for that purpose;

(ii)           In connection with any underwritten public offering of such Registrable Securities, furnish to each selling Holder a copy of:

(A)          an opinion of counsel for the Company, dated the effective date of the Registration Statement; and

(B)           a “comfort letter” signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the Registration Statement, to the extent permitted by the applicable standards of the American Institute of Certified Public Accountants;

in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered in an opinion of issuer’s counsel and in an accountants’ “comfort letter” delivered to the underwriters in underwritten public offerings of securities in accordance with Statement on Auditing Standards No. 72 but only to the extent that the Company is required to deliver or cause the delivery of such opinion or “comfort letter” to the underwriter in the offering; and

(iii)          Use commercially reasonable efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.

(b)          Whenever the Holders are registering Registrable Securities pursuant to any Registration Statement, each such Holder agrees to (i) timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Securities and (ii) convert all Shares included in any Registration Statement into shares of Common Stock, such conversion to be effective immediately prior to the closing of such offering pursuant to such registration statement.

Section 7.              Indemnification of Holder Indemnified Persons.

(a)           In the event that the Company registers any of the Registrable Securities under the Securities Act, the Company will, to the extent permitted by law, indemnify and hold harmless each Holder Indemnified Person from and against any and all Liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Holder Indemnified Person, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any Liability, insofar as such Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any filing with any state securities authority, in any preliminary or amended preliminary prospectus or in the final prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or regulations applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder Indemnified Person expressly for use therein or unless (ii) in the case of a sale directly by such Holder (including a sale of such Registrable Securities through any underwriter retained by Holder to engage in a distribution solely on behalf of Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such

Holder of Registrable Securities failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Liability in any case where such delivery is required by the Securities Act or any state securities laws.

(b)           Promptly after receipt by any Holder Indemnified Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder Indemnified Person will notify the Company in writing of the commencement thereof, and, subject to the provisions hereafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder Indemnified Person and the payment of expenses insofar as such action shall relate to any alleged Liability in respect of which indemnity may be sought against the Company.

(c)           Such Holder Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company.  The Company shall not be liable to indemnify any Holder Indemnified Person for settlement of any action effected without the Company’s consent.  The Company shall not, except with the approval of each Holder Indemnified Person being indemnified under this Section, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Holder Indemnified Person makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section provides for indemnification in such case, then the Company and such Holder Indemnified Person will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder Indemnified Person on the other in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable consideration.  The relative fault of the Company on the one hand and of the Holder Indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder Indemnified Person on the other, and each party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case:  (i) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such Registration Statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Section 8.              Indemnification of Company Indemnified Persons.

(a)           In the event that the Company registers any of the Registrable Securities under the Securities Act, each Holder of the Registrable Securities so registered, to the extent permitted by law, will indemnify and hold harmless the Company Indemnified Persons from and against any and all Liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Company Indemnified Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any Liability, insofar as such Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any filing with any state securities commission or agent, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the Registration Statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Securities expressly for use therein.

(b)           Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Company Indemnified Person, the Company will notify such Holder in writing of the commencement thereof, and such Holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against the Holder.

(c)           Each Company Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of such Holder of Registrable Securities unless employment of such counsel has been specifically authorized by such Holder of Registrable Securities. Such Holder of Registrable Securities shall not be liable to indemnify any Person for any settlement of any such action effected without such Holder’s consent.

(d)           Such Holder shall not, except with the approval of each party being indemnified under this Section, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability with respect to such claim or litigation.

(e)           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company Indemnified Person exercising its rights under this Agreement, makes a claim for indemnification pursuant to this Section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section provides for indemnification, in such case, then, the Company and such Holder will contribute to the aggregate Liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder of Registrable Securities on the other in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable consideration. The relative fault of the Company on the one hand and of the Holder of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder of Registrable Securities on the other, and each party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission]; provided, however, that, in any such case:  (i) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such Registration Statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Rule 9.                   Exchange Act Registration; Rule 144.

(a)           The Company will, at its expense, in connection with a registration of Registrable Securities pursuant hereto list on any national securities exchange on which its shares are listed or the Nasdaq Stock Market, Inc., and maintain such listing of, all of the Registrable Securities.

(b)           If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use commercially reasonable efforts to file timely with the SEC such information as the SEC may require under either of said sections.  The Company shall use commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to such Common Stock.  The Company shall furnish to any Holder of Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Securities without registration.

Section 10.            Damages.

The Company recognizes and agrees that the Holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with this Agreement and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

Section 11.            Expenses of Registration.

(a)           In the case of any registration under Section 2, 3 or 4 of this Agreement, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, SEC and National Association of Securities Dealers, Inc. filing fees and expenses, and “blue sky” fees and expenses and the reasonable fees and disbursements of not more than one counsel for the selling holders of Registrable Securities in connection with the registration of their Registrable Securities; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the underwriters’ commissions or discounts attributable to the Registrable Securities, or (ii) the fees and expenses of any special or interim audit or review required in connection with any registration made pursuant to Sections 3 or 4, (iii) the cost and expense of procuring underwriters’ insurance in connection with the sale of Registrable Securities by Holders of Registrable Securities, (iv) any portion of the fees or disbursements of more than one counsel for the selling Holders of Registrable Securities in connection with the registration of their Registrable Securities, (v) in the case of the registration under Section 2, any costs and expenses which exceed an amount equal to fifteen percent (15%) of the aggregate gross proceeds of the offering.  The registration expenses of any other registration under Section 3 or Section 4 shall be borne pro rata by the Company and the Holders selling Registrable Securities, based upon the aggregate gross proceeds attributable to the Company and the Holders selling Registrable Securities.

(b)           The Company shall pay all expenses in connection with any registration initiated pursuant to Section 2, 3 or 4 which is withdrawn, delayed or abandoned at the request of the Company, unless such registration is withdrawn, delayed or abandoned solely because of any actions of the Holders of Registrable Securities.

(c)           The Company shall not be required to pay any expenses of a registration begun pursuant to Section 2 or 4 if the request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities covered thereby, unless (i) the Holders agree to forfeit one registration pursuant to such Section, or (ii) at the time of withdrawal, the Holders have learned of a Material Adverse Event with respect to the Company.

Section 12.            Right of Company To Delay or Suspend Registration.

For a period not to exceed 90 days, the Company shall not be obligated to prepare and file, or prevented from delaying or abandoning, a Registration Statement filed pursuant to this Agreement, whether or not then effective, at any time when the Company, in the good faith judgment of its Board of Directors, upon advice of counsel, reasonably believes:

(a)           that the filing of the Registration Statement at the time requested, or the offering of Registrable Securities pursuant to the Registration Statement, would materially and adversely affect (a) a pending or scheduled public offering of the Company’s securities,

(b)           an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by the Company, (c) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (d) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

(b)           that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

Section 13.            Conditions to Registration Obligations.

The Company shall not be obligated to effect the registration of Registrable Securities pursuant to Section 2, 3 or 4 unless all Holders of shares being registered consent to such reasonable conditions as the Company shall determine (with the advice of counsel) are required by law, including without limitation:

(a)           conditions prohibiting the sale of shares by such Holders until the Registration Statement shall have been effective for a specified period of time;

(b)           conditions requiring Holder to comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the SEC, and to furnish to the Company information about sales made in such public offering;

(c)           conditions prohibiting such Holders upon receipt of telegraphic or written notice from the Company (until further notice) from effecting sales of shares, such notice being given to permit the Company to correct or update a registration statement or prospectus;

(d)           conditions requiring that at the end of the period during which the Company is obligated to keep the Registration Statement effective under Section 5 of the Securities Act, the Holders of shares included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement that remain unsold, and requiring such Holders to notify the Company of the number of shares registered that remain unsold immediately upon receipt of notice from the Company; and

(e)           conditions requiring the Holders of Registrable Securities to enter into an underwriting agreement in form and substance reasonably satisfactory to the Company, provided that (i) any managing underwriter engaged by the Company in any offering made pursuant to Section 3 shall require the approval in writing of a majority of the Holders of Registrable Securities requesting such registration, which consent shall not be unreasonably withheld, and (ii) any managing underwriter engaged by the Holders in any offering made pursuant to Section 2 or 4 shall require the approval in writing of the Company, which consent shall not be unreasonably withheld.

Section 14.            Market Stand-Off Agreement.

(a)           Each Holder of Registrable Securities agrees that in the event that (i) the Company proposes to offer for sale to the public any of its equity securities in a public offering after the Initial Public Offering, (ii) such Holder of Registrable Securities is an

“affiliate” of the Company or holds beneficially or of record five percent (5%) or more of the outstanding equity securities of the Company, (iii) such Holder is requested by the Company and the underwriter of such offering to enter into a Lock-Up Agreement, and (iv) all other “affiliates” and  5% stockholders are requested by the Company and such underwriter to sign, and actually do sign, a substantially similar Lock-Up Agreement, then in that event the Holder will enter into a Lock-Up Agreement for 90-day period following the effective date of the registration statement of the Company filed under the Securities Act.

(b)           Any Lock-Up Agreement under paragraph (a) or (b) above shall be in writing, and shall be in form and substance reasonably satisfactory to the Holder of Registrable Securities, the Company and the underwriter, and shall contain customary terms and conditions.  The Company may imposed stop-transfer instructions with respect to the  securities subject to the foregoing restrictions until the end of said 90-day period.

Section 15.            Transferability of Registration Rights.

For all purposes of this Agreement, the Holder of Registrable Securities shall include not only the initial Investors but (i) any assignee or transferee of the Registrable Securities who acquires at least 50% of the Registrable Securities purchased by any Investor on the date hereof and who is not a competitor of the Company, or (ii) any general or limited partner of or any officer or director of any Investor or their affiliates, including, but not limited to, their immediate family, irrevocable trusts for estate planning purposes and personal representatives; provided, however, that such assignee or transferee agrees in writing to be bound by all of the provision of this Agreement, including, without limitation Section 14 hereof.

Section 16.            Pre-Emptive Rights on Company Issuances.

(a)                           Participation in Future Offerings.

(i)            In order to afford each Investor the opportunity to maintain its percentage ownership interest in the Company, except as provided in paragraph (b), the Company agrees to offer to each Investor the opportunity to acquire any Capital Stock which may be offered by the Company from time to time after the date of this Agreement (any such shares being herein referred to as “New Shares”), all pursuant to the terms and conditions of this Section 16.

(ii)           The rights of the Investors under this Section 16 shall not apply to:

(A)          Capital stock of any class or series issued as a stock dividend exclusively to holders of stock of the same class or series or upon any subdivision or combination of shares of that class or series;

(B)           the shares issued upon conversion of the Shares;

(C)           shares of Common Stock, or options exercisable therefor (such number subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event), issued after the date of this Agreement to directors, officers, employees or consultants of the Company and any subsidiary pursuant to any qualified or non-qualified stock option plan or other equity incentive plan approved by the Board of Directors of the Company administered by the Compensation Committee of the Board of Directors;

(D)          securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the capital stock or assets of any other entity;

(E)           securities offered by the Company in a public offering which is registered under Section 6 of the Securities Act;

(F)           securities issued solely in consideration for the grant by or to the Company of marketing rights, distribution rights, license rights or similar rights granted by or to the Company in consideration of the exchange of proprietary technology, whether of the Company or any other entity, provided that such transaction is an arm’s length transaction with an unaffiliated person.

(b)           Notice.  The Company shall deliver written notice to each Investor of the terms and conditions of each transaction pursuant to which the Company intends to issue New Shares.  Such notice shall be delivered to each Investor not later than 30 days prior to the date upon which any such transaction is scheduled to be consummated.  By such notice, the Company shall offer to sell to the Investor the applicable amount of securities calculated pursuant to Section 16(d).

(c)           Acceptance.  Any Investor may accept any such offer in whole or in part by delivering to the Company a written agreement to make such purchase, executed by that Investor, specifying the amount of the securities to be purchased by that Investor, not later than 15 days following the date of receipt by the Investor of notice from the Company under Section 16(b) above.  The terms and conditions, price, timing of closing and other provisions of such agreement by the Investor shall be not less favorable to the Company than those of the other agreement to purchase such New Shares.

(d)           Percentage Interest.  The amount of New Shares to be offered to each Investor for purchase pursuant to this Article shall, with respect to each transaction subject hereto, be calculated by multiplying (i) the aggregate number of New Shares to be offered, times (ii) the percentage ownership of Common Stock of the Company which would be held by such Investor on the date of this Agreement if all of the Shares were immediately converted into Common Stock.

(e)           No Accumulation.  Each transaction or proposed issuance under this Section 16 is a separate transaction.  The failure of any Investor to exercise in whole or in part any prior offer shall not increase its rights with respect to any future transaction subject hereto, and the rights of any Investor under this Section 16 with respect to any transaction are reduced pro rata to the extent that that Investor acquires securities of the Company by participating directly in such transaction.

Section 17.            Term and Termination.

The obligations of the parties under this Agreement (other than those of Sections 7 through 9 which shall continue thereafter) shall terminate at such time as there are no more Registrable Securities.

Section 18.            Miscellaneous.

(a)           No Waiver; Cumulative Remedies.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b)           Amendments, Waivers and Consents.  Except as hereafter provided, any amendment to this Agreement may be made, and compliance with any covenant or provision set forth herein may be waived, if the Company (i) shall obtain consent thereto in writing from the Holder or Holders of at least 50% percent in interest of the Purchased Shares, and (ii) shall deliver copies of such consent in writing to any Holders who did not execute such consent; provided that no consents shall be effective to reduce the percentage in interest of the Purchased Shares required by this Section.  Any waiver or consent may be given subject to satisfaction of conditions stated therein shall be effective only in the specific instance and for the specific purpose for which given.

(c)           Addresses for Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed, transmitted  or delivered to each applicable party at the address set forth in Exhibit A or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.  All such communications  must be accomplished by (i) first class mail, postage prepaid, (ii) electronic facsimile transmission with receipt acknowledged, express overnight courier service, or (ii) registered mail, return receipt requested.  Any such communication shall be considered to be delivered three  days after dispatch.

(d)           Binding Effect; Assignment.  Except as provided in Section 16, this Agreement shall be binding upon and inure to the benefit of the Company and the Investors and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the Holders of at least a percentage in interest of the Purchased Shares.

(e)           Prior Agreements.  This Agreement, and the Subscription Agreement, constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

(f)            Severability.  The provisions of this Agreement, and the Subscription Agreement, are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or such other agreements; but this Agreement and such other agreements, shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

(g)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to choice of laws provisions thereof.

(h)           Headings.  Articles, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(i)            Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(j)            Further Assurances.  From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties hereto have executed, or caused to be executed by their authorized official, effective as of the date first above written.

BOSTON RESTAURANT
ASSOCIATES, INC.

By:
[NAME AND TITLE]

INVESTORS:

[NAME]

[NAME]

[NAME]